Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) OCTOBER 22, 2014 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

ZYMEWORKS INC.

COMMON SHARE PURCHASE WARRANT

Certificate No: W-3-2014

Number of Warrants: 280,000	Date: October 22, 2014

1.                Warrants to Purchase Common Shares. For value received by the undersigned and in partial consideration of the exchange of Class B Common shares of Zymeworks Inc. (the “Corporation”) for Class A Common shares of the Corporation, this Warrant certificate attests that CTI Life Sciences Fund, L.P. (the “Holder”) is the registered holder of 280,000 Common share purchase warrants (the “Warrants”). Each Warrant will entitle the Holder to subscribe for and purchase, subject to the terms hereof, one fully paid and non-assessable Common share (a “Common Share”) of the Corporation at any time up to 4:00 p.m. Vancouver time, on the October 22, 2017 (the “Expiry Date”), subject to accelerated expiry as provided below, at the purchase price of $4.86 per Common Share (the “Exercise Price”) in lawful money of Canada for each Warrant after which time the Warrants will expire, all subject to adjustment as hereinafter provided in this Warrant certificate.

1.                Accelerated Expiry.  Notwithstanding anything to the contrary contained herein, if the Corporation proposes to:

(a)	(i) file a Canadian preliminary prospectus with applicable Canadian regulatory authorities or a United States registration statement with applicable United States regulatory authorities (a “Proposed Filing”), or (ii) list any of its securities for trading on the Toronto Stock Exchange, the New York Stock Exchange, the NYSE MKT (formerly known as the American Stock Exchange), the London Stock Exchange, the Alternative Investment Market, or the Frankfurt Stock Exchange or any securities are quoted for trading on NASDAQ or are listed or quoted on such other stock exchange approved in writing by Eli Lilly and Company (a “Qualified Listing”), the Corporation shall accelerate the Expiry Date by giving written notice of such Proposed Filing or Qualified Listing to the holder at least 15 business days before the completion of the Proposed Filing or Qualified Listing and in such case, the Warrants will expire thirty 30 calendar days after the Corporation makes the Proposed Filing or Qualified Listing; or

(a)	approve a transaction or series of related transactions in which a person, or a group of related persons, acquires from shareholders of the Corporation shares representing more than 50% of the outstanding voting power of the Corporation; enter into an arrangement, amalgamation, merger or other form of reorganization of the Corporation where the holders of the outstanding voting securities or interests of the Corporation immediately prior to the completion of the reorganization will hold 50% or less of the outstanding voting power of the continuing entity upon completion of the arrangement, amalgamation, merger or other form of reorganization; sell all or substantially all of the assets of the Corporation; or liquidate, wind-up, or dissolve the Corporation (each a “Proposed Liquidation”), the Corporation shall accelerate the Expiry Date by giving written notice of such Proposed Liquidation to the holder at least 15 business days before the closing of the Proposed Liquidation, and in such case, the Warrants will expire immediately prior to the closing of the Proposed Liquidation.

2.                Partial Exercise. The Holder may subscribe for and purchase less than the full number of Common Shares of the Corporation entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Common Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Expiry Date, the Corporation will issue a new Warrant certificate to the Holder in the same form as this Warrant certificate with appropriate changes.

3.                Delivery of Common Shares. Within three business days of receipt of this Warrant certificate together with a subscription form duly completed and executed in the form attached as Exhibit A hereto, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation (or a wire transfer of immediately available funds to an account specified by the Corporation), the Corporation will deliver or cause to be delivered to the Holder one or more certificates representing the Common Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any. The person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares upon delivery to the Corporation of the duly completed subscription form and payment referred to above.

4.                 No Rights of Shareholders. Nothing contained in this Warrant certificate (or in the Warrants evidenced hereby) will be construed as conferring upon the Holder any right or interest whatsoever as a holder of Common Shares of the Corporation or any other right or interest except as herein expressly provided.

5.                Adjustment of Subscription and Purchase Rights. From and after the date hereof, the Exercise Price and the number of Common Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the following events and in the following manner:

(a)	In case of any reclassification of the Common Shares or change of the Common Shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Corporation with or into any other corporation or entity which results in any reclassification of the Common Shares or a change of the Common Shares into other shares, or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Common Shares”), at any time prior to the Expiry Date, the Holder will, after the effective date of such Reclassification of Common Shares and upon exercise of the right to purchase Common Shares hereunder, be entitled to receive, and will accept, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Common Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments will be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the Holder of this Warrant certificate to the end that the provisions set forth in this Section 5 will thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(a)	If and whenever at any time prior to the Expiry Date the Corporation:

(i)	subdivides the Common Shares into a greater number of shares;

(i)	consolidates the Common Shares into a lesser number of shares; or

(ii)	fixes a record date for the issue of, or distribution to, or issues Common Shares, Participating Shares or Convertible Securities (as such terms are defined in Section 14) to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution on the Common Shares payable in Common Shares, Participating Shares or Convertible Securities,

(any such event being hereinafter referred to as “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to Section 5(b), the number of Common Shares purchasable pursuant to the Warrants evidenced hereby will be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which will be the Exercise Price in effect immediately prior to such adjustment and the denominator of which will be the Exercise Price resulting from such adjustment.

(b)	If and whenever at any time prior to the Expiry Date, the Corporation engages in a Capital Reorganization, the Exercise Price will, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which will be the number of Common Shares and Participating Shares outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Common Shares and Participating Shares outstanding after giving effect to such Capital Reorganization. The number of Common Shares and Participating Shares outstanding will include the deemed conversion into or exchange for Common Shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment will be made successively whenever any event referred to in this Section 5(b) occurs.

(c)	Any issue of Common Shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution will be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Common Shares under Sections 5(d) and (e).

(d)	If and whenever at any time prior to the Expiry Date, the Corporation fixes a record date for the issuance or distribution of rights, options or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as such term is defined in Section 14) of the Common Shares on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price will be adjusted immediately after such record date so that it equals the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which will be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Common Shares on the record date: (1) the amount obtained by multiplying the number of Common Shares or Participating Shares which the Holders of Common Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(i)

the denominator of which will be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Common Shares or Participating Shares which the holders of Common Shares are entitled to subscribe for or purchase; or (2) the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities,

and if any such event results in an adjustment in the Exercise Price, the number of Common Shares purchasable pursuant to the Warrants evidenced hereby will be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which will be the Exercise Price in effect immediately prior to such adjustment and the denominator of which will be the Exercise Price resulting from such adjustment.

Any Common Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or” any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Common Shares purchasable pursuant to the Warrants evidenced hereby will then be readjusted to the Exercise Price and number of Common Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(e)	If and whenever at any time prior to the Expiry Date, the Corporation fixes a record date for the issue or distribution to all or substantially all the holders of Common Shares of:

(i)	shares of any-class, whether of the Corporation or any other corporation;

(i)	rights, options or warrants;

(ii)	evidences of indebtedness; or

(iii)	other assets or property;

and if such issue or distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Common Shares to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Common Shares on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which will be the amount by which (A) the amount obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Corporation, which determination will be conclusive) to the holders of such Common Shares of such Special Distribution; and (II) the denominator of which will be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price, and if any such event results in an adjustment in the Exercise Price, the number of Common Shares purchasable pursuant to the Warrants evidenced hereby will be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which will be the Exercise Price in effect immediately prior to such adjustment and the denominator of which will be the Exercise Price resulting from such adjustment.

Any Common Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Common Shares purchasable pursuant to the Warrants evidenced hereby will then be readjusted to the Exercise Price and number of Common Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	No adjustment pursuant to this Section 5 will be made in respect of dividends (payable in cash, Common Shares or Participating Shares) declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such dividends, when aggregated with any dividends previously declared payable on the Common Shares in such fiscal year, do not exceed 50% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(g)	In any case in which this Section 5 will require that an adjustment will become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares on and after such exercise.

(h)	The adjustments provided for in this Section 5 are cumulative, will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will apply (without duplication) to successive Reclassifications of Common Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this Section 5, no adjustment of the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Common Shares) (provided, however, that any adjustments which by reason of this Section 5(h) are not required to be made will be carried forward and taken into account in any subsequent adjustment).

(i)	If at any time prior to the Expiry Date the Corporation takes any action affecting the Common Shares, other than an action or an event described above in this Section 5 which in the opinion of the directors would have a material adverse effect upon the rights of the Holder under this Warrant certificate, the Exercise Price and/or the number of Common Shares purchasable under this Warrant certificate will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.

(i)	In the event of any question arising with respect to the adjustments provided in this Section 5, such question will conclusively be determined by the Corporation’s auditors and such determination, absent manifest error, will be binding upon the Corporation and the Holder.

(m)	As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrants, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation will take all corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Common Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Corporation may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n)	At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation will give notice to the Holder of the particulars of such event and the required adjustment. If it is not reasonably practicable for the Corporation to give 21 days notice as aforesaid, the Corporation will give as much notice as is reasonably practicable in the circumstances.

(o)	Subject to any required approval of any recognized securities exchange upon which the shares of the Corporation may at any time be listed, the Corporation may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the board of directors of the Corporation.

6.                Representations and Warranties of the Corporation. The Corporation hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant certificate and the certificate representing such Common Shares to be issued and that, at all times prior to the Expiry Date, it will have authorized and will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant certificate. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant certificate, will be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant certificate.

7.                No Fractional Common Shares. The Corporation will not be required to issue fractional Common Shares upon the exercise of the Warrants evidenced hereby. If any fractional interest in a Common Share would, except for the provisions of this Section 7, be deliverable upon the exercise of the Warrants evidenced hereby, the Corporation will, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the Holder an amount in lawful money of Canada equal (computed to the nearest cent) to the Current Market Price of the Common Shares multiplied by such fractional interest.

8.                Legending of Common Shares.

(a)	The Holder hereby agrees and consents by acceptance hereof that, unless it is no longer a condition in respect of a trade pursuant to National Instrument 45-102 - Resale of Securities, all certificates representing Common Shares acquired upon exercise of the Warrants by Holders will have the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert the distribution date] AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

(b)	The Holder hereby agrees and consents by acceptance hereof that all certificates representing Common Shares acquired upon exercise of the Warrants by Holders resident in or otherwise subject to the laws of the United States (which the Holder is not at the time of issue hereof) will have the following legend (the “U.S. Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF ZYMEWORKS INC. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH (I) RULE 144A OF THE U.S. SECURITIES ACT, IF APPLICABLE, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (II) RULE 144 OF THE U.S. SECURITIES ACT, IF APPLICABLE, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C)(II) AND (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”

provided, that if, at the time the Corporation is a “foreign issuer” as defined in Regulation S under the U.S. Securities Act, the Common Shares are being sold in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act, as referred to above, and in compliance with local laws and regulations, the U.S. Legend may be removed and replaced with an appropriate Regulation S legend in compliance with applicable securities laws by providing a declaration to the Corporation (and any transfer agent), in the form the Corporation may prescribe from time to time; provided further that, notwithstanding the foregoing, any transfer agent of the Corporation may impose additional requirements for the removal of U.S. Legends from the Common Shares sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act in the future (which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and any transfer agent); provided further, that, if any of the Common Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the U.S. Legend may be removed by delivery to the Corporation (and any transfer agent) of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation (and any transfer agent) to the effect that the U.S. Legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

9.                Change; Waiver. Subject to any required approval of any recognized securities exchange upon which the shares of the Corporation may at any time be listed, the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Holder.

10.                Transfer. Subject to the Holder first providing on request a legal opinion satisfactory to the Corporation that any transfer is in accordance with applicable securities laws (and subject to compliance with such requirements by the Holder and the transferee), the Holder may transfer the Warrants to an Affiliate of the Holder or, if the Holder is a limited partnership (a “Transferor LP”), to a limited partner of such Transferor LP or to any limited partnership of which the general partner is also the general partner of the Transferor LP or an Affiliate of the general partner of the Transferor LP.

11.                Replacement Certificate. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant certificate).

12.                U.S. Restrictions. These Warrants and the Common Shares issuable upon the exercise of these Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws. These Warrants may not be exercised in the United States (as defined in Regulation S pursuant to the U.S. Securities Act) unless these Warrants and the Common Shares issuable upon exercise hereof have been registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

13.                Share Exchange Agreement. This Warrant certificate is delivered to the Holder pursuant to the terms of the Share Exchange Agreement between the Holder and the Corporation dated October 22, 2014.

14.                Definitions.

(a)	“Affiliate” has the meaning given to such term in the Canada Business Corporations Act.

(b)	“Convertible Security” means a security convertible into or exchangeable for a Common Share or a Participating Share or both.

(c)	“Current Market Price” means, at any date, the price per share of the Common Shares as determined by the directors of the Corporation acting reasonably and in good faith.

(d)	“Participating Share” means a share (other than a Common Share) that carries the right to participate in the distribution of the remaining property of the Corporation on the liquidation, dissolution or winding up the Corporation, whether voluntary or involuntary.

General.

(a)	The headings in this certificate are for reference only and do not constitute terms of the Warrant certificate.

(b)	Whenever the singular or masculine is used in this Warrant certificate the same will be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)	This Warrant certificate will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)	This Warrant certificate will be subject to, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, with respect to any dispute related to or arising from this Warrant.

(e)	All references herein to monetary amounts are references to lawful money of Canada.

(f)	Any notice which the Corporation is required to give to the Holder hereunder will be deemed to be properly given if sent by ordinary prepaid mail to the address for the Holder shown on the Holder’s subscription agreement (unless the Holder subsequently notifies the Corporation of a change of such address), and such notice will be deemed to be given at the time of mailing.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be executed October 22, 2014.

ZYMEWORKS INC.

By:	/s/ Ali Tehrani
Authorized Signatory

EXHIBIT A

SHARE PURCHASE WARRANT SUBSCRIPTION FORM

Zymeworks Inc.

540-1385 W 8th Ave

Vancouver, British Columbia

V6H 3V9

The undersigned holder (the “Subscriber”) of the attached Warrant certificate hereby subscribes for                  Common shares (the “Shares”) of Zymeworks Inc. pursuant to the terms of the Warrant certificate at the Exercise Price (as defined in the Warrant certificate) on the terms specified in the Warrant certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Warrant certificate.

The Subscriber irrevocably hereby directs that                  Shares be issued and delivered as follows:

Name in Full	Address	Number of Shares

DATED this             day of                     ,             .

Signature of Subscriber

Name of Subscriber

Print name of signatory (if Subscriber is not an individual)

Title of signatory (if Subscriber is not an individual)